UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 1, 2015

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

ProBuild Acquisition

On April 13, 2015, Builders FirstSource, Inc. (“Builders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”), and the holders of securities of ProBuild named as parties thereto (collectively, the “Sellers”). Headquartered in Denver, Colorado, ProBuild is one of the nation’s largest professional building materials suppliers. Pursuant to the Securities Purchase Agreement, Builders will acquire all of the operating affiliates of ProBuild through the purchase of all of the issued and outstanding equity interests of ProBuild for approximately $1.63 billion, subject to certain adjustments (the “ProBuild Acquisition”).

Filed with this Current Report are the audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc., an affiliate of ProBuild, for the years ended December 31, 2014, 2013 and 2012. As described in note 1 thereto, the audited combined financial statements reflect the financial statements of ProBuild Holdings, Inc. and those of ProBuild and other commonly-controlled entities and reflect all of the operations of the business expected to be acquired by Builders. Net liabilities of approximately $648.4 million, included in the audited combined financial statements of ProBuild Holdings, Inc., which will not be assumed in the ProBuild Acquisition, primarily relate to long-term debt and related accrued interest, cash, income tax receivables and deferred tax liabilities.

Also filed with this Current Report is the unaudited pro forma condensed combined financial information of Builders, giving effect to the ProBuild Acquisition and the related acquisition financing transactions (the “Pro Forma Financial Information”). The pro forma adjustments and the purchase price allocation as presented in the Pro Forma Financial Information are based on estimates and certain limited information that is currently available. Accordingly, the Pro Forma Financial Information is preliminary and subject to change as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented in the Pro Forma Financial Information included in Exhibit 99.2 to this Current Report on Form 8-K, and this difference may be material.

Item 9.01. Financial Statements and Exhibits.

(a) The audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc. for the years ended December 31, 2014, 2013 and 2012 are filed herewith as Exhibit 99.1 hereto and incorporated herein by reference.

(b) The unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions is filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc. for the years ended December 31, 2014, 2013 and 2012

99.2	Unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: May 1, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc. for the years ended December 31, 2014, 2013 and 2012

99.2	Unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions

4